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                                                                     Exhibit 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY UNITED STATES OF AMERICA STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (I) (A) A REGISTRATION STATEMENT IS IN EFFECT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITIES, OR (B) A WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS PROVIDED TO THE COMPANY TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED, AND
(II) THE TRANSFEREE (A) IS AN 'ACCREDITED INVESTOR' AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IF REQUIRED BY LAW, IS APPROVED BY APPLICABLE BERMUDA REGULATORY AUTHORITIES.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND THE RIGHTS ATTACHING TO THESE SECURITIES ARE SUBJECT TO, THE TERMS AND CONDITIONS CONTAINED HEREIN AND IN THE BYE-LAWS OF THE COMPANY (THE "BYE-LAWS") AND THE SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 12, 2001 (THE "SHAREHOLDERS AGREEMENT"), AS THEY MAY BE AMENDED FROM TIME TO TIME, WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF SECURITIES AT THE REGISTERED OFFICE OF THE COMPANY. THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, BY ACQUIRING AND HOLDING SUCH SECURITIES, SHALL BE DEEMED A PARTY TO SUCH SHAREHOLDERS AGREEMENT FOR ALL PURPOSES AND SHALL BE REQUIRED TO AGREE IN WRITING TO BE BOUND BY AND PERFORM ALL OF THE TERMS AND PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT, ALL AS MORE FULLY PROVIDED THEREIN. IN ADDITION, ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE DEEMED TO BE A PARTY TO SUCH SHAREHOLDERS AGREEMENT FOR ALL PURPOSES AND SHALL BE REQUIRED BY THE TRANSFEROR TO AGREE IN WRITING TO ACQUIRE AND HOLD SUCH SECURITIES SUBJECT TO ALL OF THE TERMS OF SUCH SHAREHOLDERS AGREEMENT, ALL AS MORE FULLY PROVIDED THEREIN, WHICH TERMS ARE TO BE ENFORCED BY THE SHAREHOLDERS OF THE COMPANY.

                           MONTPELIER RE HOLDINGS LTD.

                             SHARE PURCHASE WARRANT

Certificate No.: W - 1                                  Date: January 3, 2002

          FOR CONSIDERATION RECEIVED, Montpelier Re Holdings Ltd., a company organized under the laws of Bermuda with limited liability (the "Company"), hereby grants to White Mountains Insurance Group, Ltd. (the "Warrant Holder") this warrant certificate (this "Warrant") to purchase, in accordance with the terms set forth herein, 797,088 shares (the "Warrant Shares") of the Company's common shares, initially having a par value of US$0.01 per share (the "Common Shares"), at a price per share equal to

US$100, as adjusted from time to time pursuant to Section 2 hereof (the "Exercise Price") but at no time shall the Exercise Price be less than the then current par value of any share to be issued pursuant hereto.

          This Warrant is issued pursuant to a letter agreement, dated as of December 6, 2001, between the Company and the Warrant Holder.

          This Warrant is subject to the following provisions:

          Section 1. Warrant Terms.

               (a) This Warrant is for the purchase of the Warrant Shares at the Exercise Price.

               (b) This Warrant shall expire on the [tenth/fifth(BAS)] anniversary of the date hereof (the "Expiration Date"). The Warrant exercise procedure set forth in Section 3 hereof must be commenced by the Warrant Holder by 3:30 p.m. New York City time on such Expiration Date.

          Section 2. Anti-dilution Provisions. In order to prevent dilution of the purchase rights granted under Section 1 hereof, the Exercise Price shall be subject to adjustment from time to time pursuant to this Section 2; provided, however, that under no circumstances will the Exercise Price be less than the then current par value of any share to be issued under this Warrant.

               (a) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price, the following shall be applicable:

                    (1) Subdivision or Consolidation/Combination of Common Shares. If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock or bonus share dividend on its Common Shares or pay any other distribution in Common Shares, (b) subdivide the class of Common Shares into a larger number of shares or (c) consolidate/ combine the class of Common Shares into a smaller number of shares then the Exercise Price thereafter shall be determined by multiplying the Exercise Price by a fraction the numerator of which shall be the number of Common Shares (excluding treasury shares, if any) issued and outstanding before such event and the denominator of which shall be the number of Common Shares (excluding treasury shares, if any) issued and outstanding after such event. Any adjustment made pursuant to this Section 2(a)(l) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                    (2) Issuance of Additional Common Shares.

          In case the Company at any time or from time to time after the date hereof shall issue or sell additional Common Shares, other than any issuance to which Section 2(a)(1) shall apply, without consideration or for a consideration per share less than the Fair Market Value of the Common Shares on the day immediately prior to such issue or sale, then, and in each such case, subject to Section 2(b)(ii), the Exercise Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying such Exercise Price by a fraction

          (x) the numerator of which shall be (i) the number of Common Shares outstanding immediately prior to such issue or sale plus (ii) the number of Common Shares which the aggregate consideration received by the Company for the total number of such additional Common Shares so issued or sold would purchase at such Fair Market Value of the Common Shares, and

          (y) the denominator of which shall be the number of Common Shares outstanding immediately after such issue or sale;

provided, that for the purposes of this Section 2(a)(2), treasury shares shall not be deemed to be outstanding.

                    (3) Dividends and Distributions.

          In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options, warrants or other rights to purchase Common Shares or Convertible Securities (as hereinafter defined) (other than options granted to employees of the Company) (collectively, "Assets") by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Shares, other than a dividend payable in additional Common Shares, then, and in each such case, the Company shall make the same dividend or distribution to Warrant Holders as it makes to holders of Common Shares pro rata based on the number of shares of Common Shares for which such Warrants are then exercisable, and the Exercise Price shall not be adjusted in respect thereof.

                    (4) Consolidation, Merger, etc.

                         (A) Adjustments for Consolidation, Merger, Sale of
Assets, Reorganization, etc. In case the Company after the date hereof (i) shall consolidate or amalgamate with or merge into any other Person (as hereinafter defined) and shall not be the continuing or surviving corporation of such consolidation, amalgamation or merger, (ii) shall permit any other Person to consolidate or amalgamate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation, amalgamation or merger, the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (iii) shall transfer all or substantially all of its properties or assets to any other Person, (iv) shall effect a capital reorganization or reclassification of the Common Shares (other than a capital reorganization or reclassification resulting in an adjustment to the Exercise Price as provided in another paragraph of this Section 2), or (v) shall effect any other transaction in which the Common Shares are changed into or exchanged for stock or other securities of any other Person, then, except and insofar as otherwise provided in Section 2(a)(4)(C) in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Exercise Price in effect at the time of such consummation for all Common Shares issuable upon such exercise immediately prior to such consummation), in lieu of the Common Shares issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had exercised the rights represented by this Warrant immediately prior thereto. As used herein, "Person" shall mean an individual, company, corporation, limited liability company, firm, partnership, trust, estate, unincorporated association or other entity.

                         (B) Assumption of Obligations. Notwithstanding anything
contained in this Warrant or in the Shareholders Agreement to the contrary, the Company will not effect any of the transactions described in clauses (i) through
(v) of the preceding paragraph unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holder of this Warrant the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant). Nothing in this Section 2(a)(4) shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Shareholders Agreement or the Bye-laws.

                         (C) Qualifying Transactions. (1) In the event that,
after the date hereof, the Company shall effect a transaction of the type contemplated by subparagraph (A) above and in connection therewith (x) the Common Shares are exchanged in whole or in part for cash (other than cash in lieu of fractional shares), securities (other than Voting Common Stock (as defined below)) or other property (collectively, "Non-Common Consideration") and
(y) the Per Share Value (as defined below) exceeds the Subscription Price (as defined below) (any such transaction being referred to herein as a "Qualifying Transaction"), then (i) the holder of this Warrant shall receive, upon the consummation of the Qualifying Transaction, an amount in cash equal to the Intrinsic Value Amount and (ii) if any portion of the consideration to be received by holders of Common Shares in such Qualifying Transaction consists of Voting Common Stock, the holder of the Warrant, upon the exercise hereof at any time after the consummation of such Qualifying Transaction, shall be entitled to receive, at the aggregate exercise price determined pursuant to subparagraph
(C)(3) below, the number of shares of Voting Common Stock determined pursuant to subparagraph (C)(3) below.

                         (2) Certain Definitions. For purposes of this Section
2(a)(4), the following terms have the following meanings.

          "Per Share Value" means the average value of the consideration to be received in respect of each outstanding Common Share pursuant to the Qualifying Transaction as determined by mutual agreement of the Independent Directors (as defined in Section 2(b)(i) below) and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing this provision, or, if they shall fail to agree, by an Investment Bank.

          "Subscription Price" means US$100.00; provided, however, that such amount shall be (i) adjusted in an appropriate and proportionate manner consistent with the provisions for adjusting the Exercise Price in Section 2(a)(1) for any events that require an adjustment in the Exercise Price pursuant to such section and (ii) reduced by an amount equal to the pre-tax value (determined pursuant to Section 2(b)(i)) per Common Share of any dividend or other distribution described in Section 2(a)(3).

          "Voting Common Stock" means, as to any issuer, (i) voting equity securities of such issuer having no preference as to dividends or in a liquidation over any other securities of such issuer, (ii) nonvoting equity securities of such issuer which are in all other respects identical to, and are expected to have, after completion of the Qualifying Transaction, liquidity substantially equivalent to or greater than, the outstanding voting equity securities of such issuer that would fit the description in the preceding clause
(i), or (iii) securities convertible into or exchangeable for the voting or nonvoting securities described in clause (i) or (ii).

          "Intrinsic Value Amount" shall mean (i) the Applicable Black-Scholes Value minus (ii) the Applicable Reduction, if any.

          "Applicable Black-Scholes Value" shall mean the product of (i) the Black-Scholes Value and (ii) the Non-Common Stock Portion.

          "Non-Common Stock Portion" shall mean (i) one minus (ii) the Common Stock Portion.

          "Common Stock Portion" means the quotient obtained by dividing (i) the total value of the shares of Voting Common Stock to be issued in respect of the outstanding Common Shares pursuant to the Qualifying Transaction by (ii) the total value of the shares of Voting Common Stock and Non-Common Consideration to be issued in respect of the outstanding Common Shares pursuant to the Qualifying Transaction, in each case as determined by mutual agreement of the Independent Directors and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing this provision, or, if they shall fail to agree, by an Investment Bank.

          "Applicable Reduction" shall mean the product of (i) the Reduction Amount and (ii) the Non-Common Stock Portion.

          "Reduction Amount" shall mean the product of (i) the Discount Factor and (ii) the amount by which (x) the Black-Scholes Value exceeds (y) the Total Spread.

          "Discount Factor" shall mean (A) one minus (B) the quotient obtained by dividing (i) the amount by which (x) the Per Share Value exceeds (y) the Subscription Price by (ii) the amount by which (x) the Hurdle Price exceeds (y) the Subscription Price; provided, that if the quotient determined pursuant to clause (B) is greater than one, such quotient shall be deemed to be one.

          "Total Spread" shall mean the product of (i) the total number of Warrant Shares purchasable pursuant to this Warrant immediately prior to the completion of the Qualifying Transaction and (ii) the Spread.

          "Spread" shall mean the amount by which (i) the Per Share Value exceeds (ii) the Exercise Price.

          "Hurdle Price" shall mean US$155.00; provided, however, that such amount shall be (i) adjusted in an appropriate and proportionate manner consistent with the provisions for adjusting the Exercise Price in Section 2(a)(1) for any events that require an adjustment in the Exercise Price pursuant to such section and (ii) reduced by an amount equal to the pre-tax value (determined pursuant to Section 2(b)(i)) per Common Share of any dividend or other distribution described in Section 2(a)(3).

          "Investment Bank" means an independent nationally-recognized U.S. investment banking firm selected by the Independent Directors with the consent of the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing this provision (which consent shall not be unreasonably withheld), the fees and expenses of which shall be shared equally by the Company on the one hand and such holders on the other.

          "Black-Scholes Value" means the value of this Warrant immediately prior to consummation of the Qualifying Transaction, as calculated by an Investment Bank, using the Black-Scholes calculation method for valuing options and the following assumptions:

        Volatility =          as determined by the Investment Bank but in no
                              event more than 30%

        Risk Free Rate =      the then current effective U.S. Federal government
                              interest rate for a bond or note with a remaining time to maturity equal to the Term of the Warrant then in effect, but in no event more than 5%

        Dividend Yield =      0%

        Exercise Price =      the Exercise Price in effect immediately
                              prior to the consummation of the Qualifying
                              Transaction

        Term of the Warrant = the lesser of five years and the remaining term of the Warrant, measured from the date of completion of the Qualifying Transaction to the Expiration Date

The underlying security price for purposes of the Black-Scholes calculation shall be the Per Share Value.

          Exhibit C to this Warrant contains examples illustrating certain of the calculations required by this Section 2(a)(4)(C).

                         (3) Voting Common Stock Consideration. In the event of
a Qualifying Transaction in which any portion of the consideration to be received by holders of Common Shares in such Qualifying Transaction consists of Voting Common Stock, then proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such Qualifying Transaction, shall be entitled to receive (at the aggregate exercise price determined pursuant to this subparagraph (3)) a number of shares of Voting Common Stock equal to the product of (i) the product of (x) the aggregate number of Warrant Shares purchasable pursuant to this Warrant immediately prior to the completion of the Qualifying Transaction and (y) the Common Stock Portion and (ii) the Calculated Exchange Ratio. The aggregate exercise price of this Warrant after the consummation of such Qualifying Transaction shall be equal to the product of (i) the aggregate Exercise Price of this Warrant for the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to the completion of the Qualifying Transaction and (ii) the Common Stock Portion.

For purposes of this subparagraph (3):

          "Calculated Exchange Ratio" means the quotient obtained by dividing
(i) the Per Share Value by (ii) the Average Closing Price of the Voting Common Stock.

          "Average Closing Price" means (a) the average of the closing prices per share of the Voting Common Stock on the national securities exchange or automated quotation system on which such stock is then listed for the 10 consecutive trading days immediately preceding the closing date of the Qualifying Transaction, or (b) if such Voting Common Stock is not so listed, the fair market value per share of such Voting Common Stock, determined by mutual agreement of the Independent Directors and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing this provision, or, if they shall fail to agree, by an Investment Bank.

                         (4) Cancellation of Warrant. In the event of a
Qualifying Transaction in which the Common Stock Portion is zero, then the holder of this Warrant shall surrender this Warrant at the time of payment of the Intrinsic Value Amount, whereupon this Warrant shall be cancelled and all rights hereunder shall expire. In the event of a Qualifying Transaction in which the Common Stock Portion is more than zero, then the holder of this Warrant shall surrender this Warrant at the time of payment of the Intrinsic Value Amount in exchange for a warrant of like tenor representing the right to purchase the number of shares of Voting Common Stock determined pursuant to
Section 2(a)(4)(C)(3) at the aggregate exercise price as determined pursuant to
Section 2(a)(4)(C)(3).

                         (5) Cash Elections; etc. In the event that the type of
consideration to be received per Common Share in a Qualifying Transaction is subject to the election of the holders thereof, such election permits such holder to elect to receive Voting Common Stock and there is no limitation on the number of shares of Voting Common Stock to be issued in the Qualifying Transaction, then (i) after the consummation of such transaction this Warrant shall be exercisable solely for Voting Common Stock, (ii) such transaction shall not be deemed to constitute a Qualifying Transaction and (iii) the provisions of
Section 2(a)(4)(A) shall apply.

                         (6) In the case of a Qualifying Transaction in which
any portion of the consideration to be received by the holders of Common Shares consists of

Voting Common Stock, the holder of this Warrant and the Company shall use all reasonable efforts to cause this Warrant to become exercisable solely for Voting Common Stock and, if the Person who shall be issuing Voting Common Stock in such transaction agrees in writing that this Warrant shall be exercisable solely for Voting Common Stock, then (i) such transaction shall not be deemed to constitute a Qualifying Transaction and (ii) the provisions of Section 2(a)(4)(A) shall apply.

               (b) Other Provisions Applicable to Adjustments under this
Section.

          The following provisions shall be applicable to the making of adjustments to the number of Warrant Shares for which the Warrant is exercisable provided for in this Section 2.

                         (i) Computation of Asset Value and Fair Market Value for Purposes of Section 2. To the extent that the Company shall distribute Assets other than cash, except as herein otherwise expressly provided, then the value of such Assets shall be determined by mutual agreement of the Independent Directors and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing this provision, or, if they shall fail to agree, by an Investment Bank. The "Fair Market Value" of the Common Shares at any given time shall mean (a) if the Common Shares are listed on a securities exchange (or quoted in a securities quotation system), the average closing sale price of the Common Shares on such exchange (or in such quotation system), or, if the Common Shares are listed on (or quoted in) more than one exchange (or quotation system), the average closing sale price of the Common Shares on the principal securities exchange (or quotation system) on which the Common Shares are then traded, or, if the Common Shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for the Common Shares in such market, in each case for the last five trading days immediately preceding the day on which such Fair Market Value is determined in accordance with the applicable provision of this Section 2 or (b) if no such closing sales prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by mutual agreement of the Independent Directors and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing this provision, or, if they shall fail to agree, by an Investment Bank. As used herein, the term "Independent Director" shall mean each member of the Board of Directors of the Company that is not (x) a director, officer or employee of any Warrant Holder or any affiliate of any Warrant Holder, (y) the holder of a 10% or greater equity interest in any Warrant Holder or any affiliate of any Warrant Holder or (z) a member of the immediate family of any director, officer or employee of any Warrant Holder or any holder of a 10% or greater equity interest in any such Warrant Holder or any affiliate of any Warrant Holder.

                         (ii) When Adjustment to Be Made. The adjustments required by this Section 2 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Common Shares for which the Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Shares, as provided for in Section 2(a)(1)) up to but not beyond the Expiration

     Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the Warrant Shares immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 2 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                         (iii) Fractional Interest; Rounding. In computing adjustments under this Section 2, fractional interests in Common Shares shall be taken into account to the nearest 1/10th of a share, and adjustments in the Exercise Price shall be made to the nearest $.01.

                         (iv) Certain Exclusions. No adjustment in the number of Common Shares purchasable under this Warrant or the Exercise Price therefor shall be made as a result of (x) any adjustment in the number of Common Shares purchasable under any other warrant or the exercise price thereunder, or (y) for the issuance of any employee stock options or any Common Shares issuable under employee stock options, employee stock purchase plans, or any other form of equity based compensation granted to employees of the Company.

                         (v) Computation of Consideration. For the purposes of this Section 2,

                              (A) the consideration for the issue or sale of any additional Common Shares shall, irrespective of the accounting treatment of such consideration,

                                   (x) insofar as it consists of cash, be
               computed at the net amount of cash received by the Company,

                                   (y) insofar as it consists of property
               (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined by mutual agreement of the Independent Directors and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing adjustment provisions of like tenor to the applicable adjustment provision contained in this Warrant, or, if they shall fail to agree, by an Investment Bank, and

                                   (z) in case additional Common Shares are
               issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (x) and (y) above, allocable to such additional Common Shares, all as determined in good faith by mutual agreement of the Independent Directors and the holders of a majority in interest of all outstanding warrants to purchase Common Shares containing adjustment provisions of like tenor to the applicable adjustment provision contained in this Warrant, or, if they shall fail to agree, by an Investment Bank;

                              (B) additional Common Shares deemed, pursuant to
          Section 2(c), to have been issued, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                    (x) the total amount, if any, received and receivable by the
               Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (A), by

                    (y) the maximum number of Common Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                              (C) additional Common Shares deemed to have been issued pursuant to Section 2(a)(1), relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

               (c) Treatment of Options and Convertible Securities.

          In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company other than the Common Shares entitled to receive, any (x) options, warrants or other rights to purchase Common Shares (other than options granted to employees) or Convertible Securities (as defined below) ("Options") or (y) securities convertible into or exchangeable for Common Shares ("Convertible Securities"), then, and in each such case, the maximum number of additional Common Shares (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed for purposes of Section 2(a)(2) to be additional Common Shares issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading); provided, that such additional Common Shares shall not be deemed to have been issued unless the consideration per share (determined pursuant to section 2(b)(v)) would be less than the Fair Market Value on the date immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Shares trade on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which additional Common Shares are deemed to be issued:

                         (i) no further adjustment of the Exercise Price shall
be made upon the subsequent issue or sale of Convertible Securities or Common Shares upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                         (ii) if such Options or Convertible Securities by their
terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of additional Common Shares issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                         (iii) upon the expiration (or purchase by the Company
and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                              (A) in the case of Options for Common Shares or Convertible Securities, the only additional Common Shares issued or sold were the additional Common Shares, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was (x) an amount equal to (1) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (2) the consideration actually received by the Company upon such exercise, minus (3) the consideration paid by the Company for any purchase of such Options which were not exercised, or (y) an amount equal to (1) the consideration actually received by the Company for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus (2) the additional consideration, if any, actually received by the Company upon such conversion or exchange, minus

          (3) the consideration paid by the Company for any purchase of such Convertible Securities the rights of conversion or exchange under which were not exercised, and

                              (B) in the case of Options for Convertible
          Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the additional Common Shares deemed to have then been issued was an amount equal to (x) the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus (y) the consideration deemed to have been received by the Company (pursuant to section 2(b)(v)) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised, minus (z) the consideration paid by the Company for any purchase of such Options which were not exercised;

                         (iv) no readjustment pursuant to subdivision (ii) or
(iii) above shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                         (v) in the case of any such Options which expire by
their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Exercise Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (iii) above.

               (d) Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Sections 2(a)(1) or 2(a)(2), the number of Common Shares for which this Warrant is exercisable shall be adjusted by multiplying the number of Common Shares for which this Warrant was exercisable prior to such adjustment by a fraction (i) whose numerator is the Exercise Price in effect immediately prior to such adjustment and (ii) whose denominator is the Exercise Price in effect immediately after such adjustment.

               (e) Other Dilutive Events. In case any event shall occur as to which the provisions of Section 2 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights (including the rights provided under Section 2(a)(4)(C)) represented by this Warrant in accordance with the essential intent and principles of such Sections, then, in each such case, the Independent Directors of the Company shall appoint an Investment Bank, which shall give its opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 2, necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of this Warrant and shall make the adjustments described therein.

               (f) Notices. Immediately upon any adjustment of the Exercise Price, the Company shall give, or cause to be given, written notice thereof, executed by the Chief

Financial Officer (or, if none, the Chief Executive Officer or President) of the Company, to the Warrant Holder, setting forth in reasonable detail and certifying the event requiring the adjustment, the method by which the adjustment was calculated, the number of Warrant Shares for which the Warrant is exercisable and the Exercise Price after giving effect to such adjustment. The Company shall keep at its registered office copies of all such written notices and cause the same to be available for inspection during normal business hours by the Warrant Holder. The Company shall give, or cause to be given, written notice to the Warrant Holder at least 20 days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon Common Shares, (ii) with respect to any pro rata subscription offer to holders of Common Shares or (iii) for determining rights to vote with respect to any transaction described in Section 2(a)(4), dissolution or liquidation. The Company shall also give, or cause to be given, written notice to the Warrant Holder at least 20 days prior to the date on which any transaction described in Section 2(a)(4) shall take place.

          Section 3.    Exercise of Warrant

               (a) Exercise Procedure. The Warrant Holder may exercise all or a portion of this Warrant for all or a portion of the Warrant Shares at any time and from time to time commencing after the date hereof until 3:30 p.m. New York City time, on the Expiration Date by irrevocably surrendering at the registered office of the Company this Warrant and a completed Exercise Agreement (substantially in the form of Exhibit A attached hereto) setting forth the number of Warrant Shares being exercised, and by paying the Exercise Price in one of the following manners:

                         (i) Cash Exercise. The Warrant Holder shall deliver immediately available funds or a cashiers check payable to the Company equal to the Exercise Price per Warrant Share exercised in the Exercise Agreement; or

                         (ii) Cashless Exercise. After the date of issuance of this Warrant, if the Common Shares are listed on a national securities exchange, automated quotation system or are available for sale in the over-the-counter market and the provisions of Section 42A of the Bermuda Companies Act 1981, as amended (or other like statutory provision which may affect the Company's ability to repurchase its Common Shares or to give effect to a cashless exercise of this Warrant), may be satisfied by the Company, the Warrant Holder shall have the right to surrender this Warrant to the Company (including that portion of the Warrant in payment of the Exercise Price to effect such cashless exercise) together with a notice of cashless exercise, in which event the Company shall exchange such portion of the Warrant subject to the Exercise Agreement, as the circumstances require in order for such number of Common Shares to be issued, determined as follows:

                    X = Y multiplied by (A-B)/A

                    where:

                    X = the number of Common Shares to be issued to the Warrant Holder

                    Y = the number of Warrant Shares with respect to which this Warrant is being exercised in the Exercise Agreement

                    A = the average of the per share Market Price of the Common Shares for the five (5) trading days immediately prior to (but not including) the date of exercise (but not less than the then par value of the Common Shares)

                    B = the Exercise Price

If the foregoing calculation results in a negative number, then no Warrant Shares shall be issued.

For purposes of Rule 144 promulgated under the Securities Act only, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired and the full purchase price therefore paid by the Warrant Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date to the extent permitted by Rule 144.

For purposes hereof, "Market Price" means on any particular date (i) the closing bid price per Common Share on such date on the national securities exchange or automated quotation system on which the Common Shares are then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Shares are not then listed on a national securities exchange or automated quotation system, the closing bid price for each Common Share in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date.

               (b) The Company shall cause certificates for the Warrant Shares to be issued in the name of and delivered to the Warrant Holder, or subject to the transfer restrictions referred to in the legend endorsed hereon, as the Warrant Holder may direct, as soon as practicable and in any event within ten
(10) business days after (i) receipt by the Company of the items required by
Section 3(a) for the respective method or methods of exercise, and (ii) where applicable, compliance with Section 42A of the Bermuda Companies Act 1981 (and the Company shall use reasonable efforts to complete the requirements of such
Section 42A as quickly as possible). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such ten business day period, deliver such new Warrant to such Warrant Holder.

               (c) Any Warrant Shares issuable upon the proper exercise of this Warrant shall be deemed to have been issued to the Warrant Holder on the latest of (i) the date the Company receives the completed Exercise Agreement and payment of the Exercise Price, if any, (ii) where applicable, the date the Company has complied with the requirements of Section 42A of the Companies Act 1981, and (iii) upon entry of the Warrant Holder's name into the Register of Members of the Company, and the Warrant Holder shall be deemed for all purposes to have become the record holder of such Common Shares on such date.

               (d) The issuance of certificates for the Warrant Shares shall be made without charge to the Warrant Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the Warrant Shares.

               (e) The Company shall at all times reserve and keep available such number of authorized but unissued Common Shares, solely for the purpose of issuance upon exercise of this Warrant, as are issuable upon exercise of this Warrant. All Warrant Shares shall, when issued, be duly and validly issued, fully paid and nonassessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and free from all taxes, liens and charges. The Company shall take such actions as may be necessary to assure that the Warrant Shares may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange upon which its shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

               (f) Without prejudice to the rights of the Warrant Holders as signatory to the Shareholders Agreement as set forth in Section 5 hereof, the Company shall have the option, in its sole discretion, to deliver Warrant Shares which are (i) subject to the securities law transfer restrictions referred to in the legend endorsed hereon or (ii) subject to a registration statement filed under the Securities Act.

          Section 4. Warrant Transfer Restrictions; Right of First Refusal. (a) Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrant Holder, upon surrender of this Warrant with a properly executed Assignment (substantially in the form of Exhibit B hereto) at the registered office of the Company; provided, however, that (i) such transfer shall comply with Bye-law 65 of the Bye-laws and Section 3 of the Shareholders Agreement and (ii) prior to such transfer, the transferee shall enter into the Shareholders Agreement with the Company.

               (b) Except for dispositions permitted under any of subsections
(ii) through (iv) of the third sentence of Section 3(a) of the Shareholders Agreement, if at any time the Warrant Holder desires to Transfer (the "Seller") any Warrants owned by it, then such Seller shall deliver written notice of its intention to sell (a "Seller's Notice") to both the Company and each other holder of a Warrant of like tenor to this Warrant, setting forth such Seller's desire to make such sale (which shall be for cash, cash equivalents or marketable securities only), the prospective transferee, the number of Warrant Shares to be issued upon proper exercise of the Warrant proposed to be sold (the "Offered Warrant"), the price ("Offer Price") at which such Seller proposes to dispose of the Offered Warrant, and the other material terms of such Transfer and the Company shall deliver a copy of the Seller's Notice to each shareholder (other than any Warrant Holder) of the Company which is then a party to the Shareholders Agreement (the "Signatories"). For purposes of computing the Offer Price, cash equivalents shall be valued at their face amount and marketable securities shall be valued at the average of their closing prices for the last five Business Days prior to the date of the Seller's Notice.

               (c) Upon the receipt of the Seller's Notice, each other warrant holder shall then have the right to purchase at the Offer Price all, or, subject to subsection (f) below, any portion of the Offered Warrant, pro rata among such warrant holders so electing on the basis of the number of Common Shares to be issued upon proper exercise of the warrant owned by such warrant holder (assuming exercise of all outstanding warrants); provided, however, that in the event any such other warrant holder does not purchase any or all of its pro rata portion of the remaining Offered Warrant, then the other warrant holders shall have the right, on such pro rata basis, to purchase such unpurchased Offered Warrant until all of such Offered Warrant is purchased or until such warrant holders do not desire to purchase any more of such Offered Warrant. If the other warrant holders have not elected to purchase any, or have purchased less than all, of the Offered Warrant, the Company shall then have the right to purchase at the Offer Price all, or subject to subsection (g) below, any portion of the Offered Warrant not theretofore subscribed to by the other warrant holders. If the other warrant holders and the Company have not elected to purchase any, or have purchased less than all, of the Offered Warrant, the Signatories shall then have the right to purchase at the Offer Price all, or subject to subsection (g) below, any portion of the Offered Warrant not theretofore subscribed to by the other warrant holders or the Company. The Company may also designate an alternate purchaser to subscribe for any balance. The option to purchase in favor of the warrant holders, the Company, the Signatories and the Company's designee granted in this Section 4(c) is referred to herein as the "First Refusal Option."

               (d) (i) The other warrant holders' First Refusal Option shall be exercisable by the delivery of notice to the Seller and the Company, with copies to each other warrant holder (at the address provided by the Company) (the "Pro Rata Purchase Notice") within 15 days from the date of receipt of the Seller's Notice. The Pro Rata Purchase Notice shall also specify the portion of the Offered Warrant, if any, in addition to such warrant holder's pro rata portion of the Offered Warrant, which such warrant holder desires to purchase in the event there is an aggregate undersubscription for the Offered Warrant. If the other warrant holders fail to deliver a Pro Rata Purchase Notice or if the Seller agrees with the other warrant holders that they may purchase less than all of the Offered Warrant, then within the 7 day period after the due date of the Pro Rata Purchase Notice, the Company shall have the option to purchase such amount of the Offered Warrant not subscribed by the other warrant holders by written notice (the "Company's Notice") to the Seller. The First Refusal Option of the other warrant holders pursuant to this subsection (d) shall terminate if unexercised 15 days after receipt of the Seller's Notice and the First Refusal Option of the Company pursuant to this subsection (d) shall terminate if unexercised 7 days after the due date of the Pro Rata Purchase Notice.

          (ii) The Signatories' First Refusal Option shall be exercisable by the delivery of notice to the Seller and the Company, with copies to each warrant holder (at the address provided by the Company) (the "Pro Rata Signatories Notice") within 7 days from the due date of the Company's Notice. The Pro Rata Signatories Notice shall also specify the portion of the Offered Warrant, if any, in addition to such Signatory's pro rata portion of the Offered Warrant, which such Signatory desires to purchase in the event there is an aggregate undersubscription for the Offered Warrant. If the Signatories fail to deliver a Pro Rata Signatories Notice or if the Seller agrees with the Signatories that they may purchase less than all of the Offered Warrant, then within the 7 day period after the due date of the Company's Notice, any alternative purchaser designated by the Company shall have the option to purchase such amount of the Offered

Warrant not subscribed by the Signatories by the delivery of written notice to the Seller. The First Refusal Options of the Signatories and the Company's designee pursuant to this subsection (d) shall terminate if unexercised within the period described above.

               (e) In the event that the warrant holders, the Company, the Signatories and/or the Company's designee exercise their First Refusal Options with respect to the Offered Warrant, then the Seller must sell the Offered Warrant to such warrant holders, to the Company, to the Signatories and/or the Company's designee, as applicable, within 15 days after the date of the receipt of the Pro Rata Purchase Notice, the Company notice received by the Seller, the Pro Rata Signatories Notice or the Company's designee's notice, as applicable (in each case, subject to any extension reasonably necessary to obtain regulatory approvals, if being diligently pursued).

               (f) Unless the Seller shall have consented to the purchase of less than all of the Offered Warrant, none of the other warrant holders, the Company, the Signatories or the Company's designee may purchase any part of the Offered Warrant unless all of the Offered Warrant is purchased by them separately or together.

               (g) If all notices required to be given pursuant to subsections
(b) through (d) above have been duly given and the warrant holders, the Company, the Signatories and the Company's designee shall have determined not to exercise their respective First Refusal Options, then the Seller shall have the right, for a period of 60 days after expiration of the last applicable option period specified in subsection (d), to sell to the prospective transferee set forth in the Seller's Notice the Offered Warrant remaining unsold at or above the Offer Price and on the other terms and provisions set forth in the Seller's Notice.

               (h) Upon the consummation of any purchase by the other warrant holders hereunder, the Company, the Signatories or the Company's designee of the Offered Warrant, the Seller shall deliver the Offered Warrant sold duly endorsed, or accompanied by written instruments of transfer, free and clear of any liens and encumbrances, against delivery of the Offer Price in cash.

               (i) The provisions of this Section 4 are intended to be for the benefit of, and shall be enforceable by, the other warrant holders and the Signatories, who shall be deemed to be third party beneficiaries of this Section 4.

          Section 5. Shareholders Agreement; Registration Rights. The Warrant Holder, as signatory to the Shareholders Agreement, shall have the rights set forth in Section 4 of such Agreement with respect to this Warrant and any Warrant Shares issued hereunder.

          Section 6. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended only if the Company has obtained the written consent of the Warrant Holder.

          Section 7. Descriptive Heading. The descriptive headings of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          Section 8. Definitions. Terms used in this Warrant unless otherwise defined herein shall have the meaning ascribed to them in the Shareholders Agreement.

          Section 9. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York except to the extent where the laws of any other jurisdiction are referred to herein. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of any such court, and/or (ii) that such suit, action or proceeding is not brought in the proper forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          Section 10. Complete Agreement; Severability. Except as otherwise expressly set forth herein, this Warrant embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. In case any provision of this Warrant shall be invalid, illegal or unenforceable, such invalidity, illegality, or unenforceability shall not in any way affect or impair any other provision of this Warrant.

          Section 11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, facsimile, or air courier guaranteeing overnight delivery.

     If to the Company:               Montpelier Re Holdings Ltd.,
                                      2 Clarendon House
                                      Church Street
                                      Hamilton HM 11
                                      Bermuda
                                      Attention: Secretary

     With a copy to:                  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                      125 W 55th Street
                                      New York, New York 10019
                                      Attention: Michael Groll, Esq.

     If to the Warrant Holder:        White Mountains Insurance Group, Ltd.
                                      Crawford House
                                      12 Church Street, Suite 224
                                      Hamilton HM 11
                                      Bermuda
                                      Attention:  K. Thomas Kemp

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; five business days after the date of deposit in the Bermuda or United States of America mail, if mailed by first-class air mail; when receipt is acknowledged by the recipient facsimile machine, if sent by facsimile; and three business days after being delivered to a next-day air courier.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer and to be dated the date of issuance hereof.


                                        MONTPELIER RE HOLDINGS LTD.

                                        By: /s/ Anthony Taylor
                                            --------------------------------
                                        Name:  Anthony Taylor
                                        Title: Chief Executive Officer


IN WITNESS THEREOF this Warrant has been issued:

THE COMMON SEAL OF
MONTPELIER RE HOLDINGS LTD.
was hereunto affixed
in the presence of:


---------------------------
Director


---------------------------
Director/Secretary




Accepted and Agreed to:
White Mountains Insurance Group, Ltd.
-------------------------------------



By:  /s/ K. Thomas Kemp
     ---------------------------
     Name:  K. Thomas Kemp
     Title: President

EXHIBIT A


EXERCISE AGREEMENT


To:  MONTPELIER RE HOLDINGS LTD.

The undersigned hereby: (1) irrevocably elects to subscribe for and offers to purchase ________ Common Shares of Montpelier Re Holdings Ltd., pursuant to Warrant No. __ heretofore issued to ____________________ on ____________, 2001;
(2) [chose either (a) or (b)] (a) encloses a payment of $100 per share (as adjusted pursuant to the provisions of the Warrant) which reflects a payment pursuant to Section 3(a)(i) of the Warrant; or (b) elects a cashless exercise pursuant to Section 3(a)(ii) of the Warrant (as adjusted pursuant to the provisions of the Warrant) and (3) requests that a certificate for the relevant number of Common Shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.








Dated:                                Name: ____________________________
                                      Address: _________________________
                                               _________________________
                                      By: ______________________________
                                          Name:
                                          Title:

EXHIBIT B


ASSIGNMENT


Subject to Bye-laws 64 to 66 of the Bye-laws and to Section 3 of the Shareholders Agreement, for value received, _______________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No.:______) with respect to the number of Common Shares subject to such Warrant as set forth below, unto:









Names of Assignee                Address                          No. of Shares




Dated:                                    Signature ___________________________


                                          Address _____________________________


                                          Witness _____________________________

EXHIBIT C


The following two examples illustrate certain of the calculations in Section 2(a)(4)(C) of the Warrant. These examples assume that: the Warrant is for 100 shares; the Exercise Price is $100 per share; the Subscription Price is $100; and the Hurdle Price is $155.

Example A

Per Share Value:  $140
Non-Common Stock Portion:   0.30
Average Closing Price:  $47
Spread:  $40
Total Spread:  $4,000
Black Scholes Value:  $4,500



Applicable Black Scholes Value = $4,500 x .30 = $1,350
Applicable Reduction = Reduction Amount (136.35) x .30 = $40.90
Reduction Amount = Discount Factor (.2727) x $500 = $136.35
Discount Factor = (x) One minus (y) .7273 = .2727
Intrinsic Value Amount = $1,309.10
Post-merger Warrant = 208.51 shares at aggregate exercise price of $7,000
       (in-the-money value = $2,799.97)



Example B

Per Share Value:  $300
Non-Common Stock Portion:  0.40
Average Closing Price:  $97
Spread:  $200
Total Spread:  $20,000
Black Scholes Value:  $23,000



Applicable Black Scholes Value = $23,000 x .40 = $9,200
Applicable Reduction = Reduction Amount (0) x .40 = $0
Reduction Amount = Discount Factor (0) x $3,000 = $0
Discount Factor = (x) One minus (y) [$200/55 = 3.6364 but not more than one] = 0 Intrinsic Value Amount = $9,200
Post-merger Warrant = 185.567 shares at aggregate exercise price of $6,000
       (in-the-money value = $11,999.99)

                                    AMENDMENT


     AMENDMENT, dated as of February 11, 2002 (this "Amendment"), between Montpelier Re Holdings Ltd. (the "Company") and White Mountains Insurance Group, Ltd. (the "Warrant Holder"), to the Warrant dated January 3, 2002 (the "Warrant") issued by the Company to the Warrant Holder.

     WHEREAS, the Company and the Warrant Holder have agreed to amend the Warrant in the manner set forth herein, which amendment is expected to eliminate any need for the Warrant to be accounted for as a liability of the Company under U.S. generally accepted accounting principles and therefore reflect the initial intent of the parties.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Amendment. (a) Section 2(a)(4)(B) of the Warrant is hereby amended by inserting the words ", or upon payment of the Intrinsic Value Amount, in each case" after the words "exercise of this Warrant" in the first sentence thereof.

     (b) Section 2(a)(4)(C)(1) of the Warrant is hereby amended by deleting the words "in cash" from subclause (i) of the first sentence thereof and adding, after the end of such first sentence, the following:

          "Any payment of the Intrinsic Value Amount will be made (i) if the Non-Common Consideration consists of cash, then in cash, (ii) if the Non-Common Consideration consists of a form of consideration other than cash, then in such form of consideration or (iii) if the Non-Common Consideration consists of a combination of cash and another form of consideration, then in a combination of cash and such other form of consideration, in equivalent proportions to the proportions of cash and such other form of consideration received in such Qualifying Transaction by holders of Common Shares in the aggregate. Any valuation of Non-Common Consideration required for purposes of the preceding sentence shall be equal to the value thereof as determined for purposes of the definition of "Per Share Value" pursuant to subparagraph (C)(2) below. Notwithstanding the foregoing, in the case of Non-Common Consideration consisting of shares of capital stock having a par value, if the value thereof per share determined for purposes of the definition of "Per Share Value" is less than the par value thereof, then the maximum number of such shares required to be issued in payment of any portion of the Intrinsic Value Amount shall not exceed a number equal to such portion of the Intrinsic Value Amount divided by such par value (with any fractional share paid in cash)."

     (c) Section 2(a)(4)(C)(4) of the Warrant is hereby amended by inserting the words "in consideration for and" after the words "surrender this Warrant" in the first sentence thereof and by inserting the words "in consideration for such payment and" after the words "Intrinsic Value Amount" in the second sentence thereof.

     SECTION 2. Miscellaneous. (a) Continuing Effect. Except as expressly amended hereby, the Warrant shall remain in full force and effect in accordance with its terms.

     (b) Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

     (c) Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be an original, and all of which when taken together shall be deemed to constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

                                       MONTPELIER RE HOLDINGS LTD.


                                       By:  /s/
                                            ------------------------------------
                                              Title:  Financial Controller



                                       WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                       By:  /S/
                                            ------------------------------------
                                              Title:

                                AMENDMENT TO THE
                             SHARE PURCHASE WARRANT


         WHEREAS, Montpelier Re Holdings Ltd., a company organized under the laws of Bermuda (the "Company") and White Mountains Insurance Group, Ltd ("White Mountains") are parties to that Warrant Issuance Agreement dated as of December 6, 2001, pursuant to which the Company issued to White Mountains a warrant dated as of January 3, 2002, as amended by Amendment, dated as of February 11, 2002 (the "White Mountains Warrant"), attached hereto as Exhibit A;

         WHEREAS, the Company and Benfield Group plc ("Benfield") are parties to that Warrant Issuance Agreement dated as of December 6, 2001, pursuant to which the Company issued to Benfield a warrant dated as of January 3, 2002, as amended by Amendment, dated as of February 11, 2002 (the "Benfield Warrant"), attached hereto as Exhibit B;

         WHEREAS, the Company and Banc of America Securities LLC ("BAS") are parties to that Warrant Issuance Agreement dated as of December 6, 2001, pursuant to which the Company issued to BAS a warrant dated as of January 3, 2002, as amended by Amendment, dated as of February 11, 2002 (the "BAS Warrant"), attached hereto as Exhibit C;

         WHEREAS, each of White Mountains, Benfield and BAS (each a "Warrant Holder"), on the one hand, and the Company, on the other hand, desire to amend
Section 2 of the respective White Mountains Warrant, Benfield Warrant and BAS Warrant (each referred to individually as a "Warrant") to clarify provisions in such Section 2;

         WHEREAS, pursuant to Section 6 of each Warrant, each Warrant may be amended if the Company has obtained the written consent of the Warrant Holder;

         NOW, THEREFORE, the Company and each Warrant Holder hereby agree as follows:

1. Definitions. Unless otherwise defined in this Amendment, each term used herein which is defined in each Warrant shall have the meaning assigned to it in such Warrant.

2. Section 2(a)(2) Amended. Section 2(a)(2) of each Warrant is hereby amended, effective immediately, by adding to the end of the last sentence the following provision:

"; provided, further, that, notwithstanding the above provisions, this Section 2(a)(2) shall not be applicable to, and no adjustment to the Exercise Price shall be made with respect to, any underwritten public offerings of Common Shares of the Company for a which a registration statement is effective with the U.S. Securities and Exchange Commission, including without limitation an initial public offering and any follow-on offerings of Common Shares."

3. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York except to the extent where the laws of any other jurisdiction are referred to herein. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the courts of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of any such court, and/or (ii) that such suit, action or proceeding is not brought in the proper forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under each Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

4. Effect of Agreement. Except as amended and supplemented by this Amendment, all of the terms, conditions, provisions and covenants of each Warrant shall remain and continue in full force and effect and are hereby ratified, repeated and confirmed in all respects.

5. Entire Agreement. Each Warrant, as amended and supplemented by this Amendment, constitutes the entire agreement and understanding among the Company, on the one hand, and the respective Warrant Holder, on the other hand and supersedes any and all prior agreements and understandings relating to the subject matter hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of 1 July, 2002.

                                       MONTPELIER RE HOLDINGS LTD.


                                       By:   /s/ Anthony Taylor
                                             ------------------------
                                             Name: Anthony Taylor
                                             Title: Director, President and
                                                    Chief Executive Officer


                                       WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                       By:
                                             ------------------------
                                             Name:
                                             Title:


                                       BENFIELD GROUP  PLC

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

                                       BANC OF AMERICA SECURITIES LLC

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of 1 July, 2002.

                                       MONTPELIER RE HOLDINGS LTD.

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

                                       WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                       By:   /s/ Dennis Beaulieu
                                             ------------------------
                                             Name: Dennis Beaulieu
                                             Title: Secretary and Treasurer


                                       BENFIELD GROUP  PLC

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

                                       BANC OF AMERICA SECURITIES LLC

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of 1 July, 2002.

                                       MONTPELIER RE HOLDINGS LTD.

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

                                       WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                       By:
                                             ------------------------
                                             Name:
                                             Title:


                                       BENFIELD GROUP  PLC

                                       By:   /s/ J.P. Whiter
                                             ------------------------
                                             Name:  J.P. Whiter
                                             Title: Director

                                       BANC OF AMERICA SECURITIES LLC

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of 1 July, 2002.

                                       MONTPELIER RE HOLDINGS LTD.

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

                                       WHITE MOUNTAINS INSURANCE GROUP, LTD.


                                       By:
                                             ------------------------
                                             Name:
                                             Title:


                                       BENFIELD GROUP  PLC

                                       By:
                                             ------------------------
                                             Name:
                                             Title:

                                       BANC OF AMERICA SECURITIES LLC


                                       By:   /s/ Antonio Ursano, Jr.
                                             ------------------------
                                             Name:  Antonio Ursano, Jr.
                                             Title: Managing Director

                                    EXHIBIT A

                                    EXHIBIT B

                                    EXHIBIT C





                                       6